Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Acreage Holdings, Inc. on Form S-8 of our report dated May 1, 2023, with respect to our audits of the consolidated financial statements of Acreage Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020 appearing in the Annual Report on Form 10-K of Acreage Holdings, Inc. for the year ended December 31, 2022.

/s/ Marcum LLP

Marcum LLP
New York
August 25, 2023